Akamai Technologies, Inc.

Notice of Guaranteed Delivery

Pursuant to the Offer to Purchase for Cash

Up to $101,000,000 Aggregate Principal Amount
of its Outstanding
5 1/2% Convertible Subordinated Notes Due 2007

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 9:00 A.M., EASTERN TIME, ON WEDNESDAY, MARCH 10, 2004,
UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail, Overnight
Courier or Hand Delivery:

U.S. Bank National Association
Corporate Trust Services
180 East Fifth Street
St. Paul, Minnesota 55101
Attn: Specialized Finance 4th Floor
By Facsimile: U.S. Bank National Association Corporate Trust Services (651) 244-1537 Attn: Specialized Finance 4th Floor Confirm by telephone: (800) 934-6802

      Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

      As set forth in the Offer to Purchase dated February 10, 2004 (as it may be supplemented or amended from time to time, the “Offer to Purchase”) of Akamai Technologies, Inc., a Delaware corporation (“Akamai”), under Section 7, “Procedures for Tendering Notes,” and in the instructions of the Letter of Transmittal (as it may be supplemented or amended from time to time, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”), this form, or one substantially equivalent hereto, or an Agent’s Message relating to the guaranteed delivery procedures, must be used to accept Akamai’s offer to purchase for cash, upon the terms and subject to the conditions set forth in the Offer, up to $101,000,000 aggregate principal amount of its outstanding 5 1/2% Convertible Subordinated Notes due 2007 (the “Notes”) at a price to be determined by the “Modified Dutch Auction” procedure described in the Offer to Purchase, that is not greater than $1,005 nor less than $1,000 per $1,000 principal amount, plus accrued and unpaid interest thereon to, but not including, the date of payment if, on or prior to the Expiration Date:

•	certificates representing such Notes are not immediately available;

•	time will not permit a Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depository; or

•	the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed.

This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Depositary as set forth above. Delivery to DTC will not constitute valid delivery to the Depositary. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

      The undersigned hereby tenders to Akamai, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, the principal amount of Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under Section 7, “Procedures for Tendering Notes — Guaranteed Delivery.” The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to Akamai with respect to the Notes tendered hereby pursuant to the Offer.

      The undersigned hereby represents that it is the holder of the Notes being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to Akamai the aggregate principal amount of Notes indicated below.

      The undersigned understands that Akamai will accept for purchase Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized prior to the Expiration Date. The undersigned also understands that tenders of Notes may be withdrawn at any time prior to the Expiration Date but the Purchase Price shall not be payable in respect of the Notes so withdrawn. For a valid withdrawal of a tender of Notes to be effective, it must be made in accordance with the procedures set forth in the Offer to Purchase under Section 8, “Withdrawal of Tenders.”

      The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Depositary of:

•	such Notes, or a Book-Entry Confirmation; and

•	a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or a properly transmitted Agent’s Message, with any signature guarantees and any other documents required by the Letter of Transmittal.

The undersigned also understands that under no circumstances will interest be paid by Akamai by reason of any delay in making payment to the undersigned.

      The undersigned represents and warrants that:

•	such holder has a net long position in the Notes being tendered pursuant to the Offer within the meaning of Rule 14e-4 under the Exchange Act; and

•	the tender of such Notes complies with Rule 14e-4.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

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      This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to the Depositary of such person’s authority so to act.

      Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AGENT’S MESSAGE.

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PLEASE SIGN AND COMPLETE

5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2007

	Principal Amount of	Prices at Which Notes Are
Name	Notes Tendered*	Being Tendered**

	$	$

	$	$

	$	$

* Unless otherwise indicated, the entire aggregate principal amount represented by the Notes specified above is being tendered.
** Each tender price must be in multiples of $2.50 per $1,000 principal amount within the price range for the Notes subject to the Offer, namely $1,000 to $1,005. In the event no tender price is specified, the holder will be deemed to have tendered the Notes at the Minimum Offer Price.

Signature(s) of Registered

holder(s) or Authorized
Signatory:

Name(s) of Registered

holder(s):

Address:

Zip Code:

Area Code and Telephone No.:

Date:

☐     Check this box if Notes will be delivered by book entry transfer.

Name of Tendering Institution:

Transition Code No.:

Depositary Account No.

GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary’s account at The Depository Trust Company and Agent’s Message, pursuant to the procedures for book-entry transfer set forth under “Procedures for Tendering Notes” in the Offer to Purchase), and all other required documents will be delivered by the undersigned to the Depositary.

Name of Firm:

Address(es):

(Zip Code)

Area Code and Tel. No.:

AUTHORIZED SIGNATURE

Name:

Title:

Date:

      The institution which completes this form must deliver to the Depositary this Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof or Agent’s Message) and Notes within the time periods specified herein and in the Offer to Purchase. Failure to do so could result in a financial loss to such institution.

      DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM — CERTIFICATED NOTES

SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED
LETTER OF TRANSMITTAL TO THE DEPOSITARY.

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